EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Subsidiaries of the Company, all of which are wholly-owned by the Company and are included in the consolidated financial statements, include the following:

Name                                           State or Country of Incorporation
----                                           ---------------------------------

Artesyn Asia-Pacific Ltd.                       Hong Kong
Artesyn Austria GmbH                            Austria
Artesyn Communication Products, Inc.            Wisconsin
Artesyn Elektronische Gerate Beleilgungs-
 Und Verwalungs - GmbH                          Germany
Artesyn Energy Systems S.p.A.                   Italy
Artesyn France S.A.R.L.                         France
Artesyn FSC Inc.                                Barbados
Artesyn Germany GbR                             Germany
Artesyn Germany GmbH                            Germany
Artesyn GmbH & Co. KG                           Germany
Artesyn Hungary Electronikai Kft.               Hungary
Artesyn International, Ltd.                     Cayman Islands, B.W.I.
Artesyn Ireland, Ltd.                           Cayman Islands, B.W.I.
Artesyn Netherlands BV                          Netherlands
Artesyn North America Inc.                      Delaware
Artesyn Solutions Inc.                          Delaware
Artesyn UK Ltd.                                 England
C.P. Power Products (Zhong Shan) Co., Ltd.      People's Republic of China
Jeta Power Systems, Inc.                        California